Exhibit 99.1

QUESTAR NET INCOME GROWS 35% IN 2008

Company Reduces 2009 EPS and Production Guidance to Reflect

Lower Energy Prices and Additional Capex Cuts

SALT LAKE CITY — Questar Corp. (NYSE:STR) net income grew 35% in 2008 to $683.8 million, or $3.88 per diluted share, compared to $507.4 million, or $2.88 per diluted share, for the prior year.  In the fourth quarter of 2008, Questar net income was $121.2 million, or $0.69 per diluted share, compared to $130.8 million, or $0.74 per diluted share, for the 2007 period, a 7% decrease. Reported 2008 and fourth-quarter net income included net mark-to-market losses on natural gas basis-only swaps of $49.7 million, or $0.28 per diluted share and $54.3 million or $0.31 per diluted share, respectively. Questar net income included $40.6 million of after-tax gains on asset sales during 2008, including $1.4 million in the fourth quarter.  Excluding the effect of net mark-to-market losses on natural gas basis-only swaps and after-tax gains on asset sales, Questar’s net income was $692.9 million or $3.93 per diluted share for 2008 and $174.1 million or $0.99 per diluted share in the fourth quarter.

NET INCOME BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended December 31,			12 Months Ended December 31,
	2008	2007	Change	2008	2007	Change
Market Resources
Questar E&P	$47.9	$65.2	(27)%	$408.0	$285.5	43%
Wexpro	18.5	15.8	17	73.9	59.2	25
Gas Management	16.8	14.7	14	81.5	55.3	47
Energy Trading and other	3.3	4.8	(31)	22.1	20.8	6
Market Resources Total	86.5	100.5	(14)	585.5	420.8	39

Questar Pipeline	14.0	11.8	19	58.0	45.0	29
Questar Gas	20.4	17.9	14	40.2	37.4	7
Corporate	0.3	0.6	(50)	0.1	4.2	(98)
QUESTAR CORPORATION TOTAL	$121.2	$130.8	(7)%	$683.8	$507.4	35%

Earnings per diluted share	$0.69	$0.74		$3.88	$2.88
Average diluted shares	175.7	176.0		176.1	175.9

“Questar posted double-digit net income growth for the sixth-straight year – driven by a 22% increase in natural gas and oil-equivalent production in Questar E&P and record net income in all six Questar business units,” said Keith O. Rattie, Questar Chairman, President and CEO. “But 2009 shapes up to be a very tough year for the U.S. economy, the natural gas industry, and thus for our company.  We’re well positioned to weather the storm, but we’ve lowered 2009 earnings and production guidance to reflect significantly lower energy prices, and lower capital spending,” Rattie added.

2008 Highlights

•

Questar E&P grew natural gas, oil and natural gas liquids (NGL) production 22% to 171.4 billion cubic feet of natural gas equivalent (Bcfe) compared to 140.2 Bcfe in 2007. Natural gas comprised 89% of reported production volumes. Questar E&P replaced 304% of 2008 production and grew proved reserves 19% to 2,218 Bcfe at year-end 2008.

•

Average realized natural gas prices at Questar E&P increased $1.11 per thousand cubic feet (Mcf), or 17%, and average realized crude oil and NGL prices increased $18.97 per barrel (bbl), or 35%. Natural gas hedges increased reported revenues by $125.8 million, while oil hedges decreased revenues by $31.9 million.

•

Net mark-to-market losses on natural gas basis-only hedges decreased net income $49.7 million in 2008 compared to a gain of $3.6 million a year-earlier.

•

Sales of non-core assets at Questar E&P increased net income $37.9 million in 2008 compared to a net loss of $0.4 million in the year-earlier period.

•

Wexpro grew its investment base 37% to $410.6 million at December 31, 2008. Wexpro produced 46.1 Bcf of cost-of-service gas for delivery to affiliate Questar Gas, up 32% from 34.9 Bcf in 2007. In 2007 Questar Gas elected to defer some Wexpro production and purchased replacement gas at low regional prices.

•

Gas Management net income grew 47%, driven by higher gathering and processing margins. Net processing revenues increased 36% to $88.4 million due to a 59% increase in fee-based processing volumes and higher keep-whole processing margins.

•

Questar Pipeline grew net income to $58.0 million in 2008, a 29% increase from 2007, driven by higher transportation revenues from expansion projects completed in the fourth quarter of 2007 and higher NGL sales.

•

Questar Gas earned $40.2 million, 7% more than a year ago, driven by customer growth.

•

Questar earned a 16.2% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended December 31, 2008. Market Resources ROA was 19.4%; Questar Pipeline ROA was 10.8%; and Questar Gas ROA was 7.2%.

Questar Updates 2009 EPS and Production Guidance

Questar now expects full-year 2009 net income to range from $2.50 to $2.70 per diluted share compared to previous guidance of $3.05 to $3.25 per diluted share. The company now estimates that Questar E&P 2009 production will range from 180 to 186 Bcfe, compared to 185 to 193 Bcfe in prior guidance, up about 5 to 9% from 2008. This revised guidance assumes significantly lower natural gas and oil prices than reflected in prior guidance. Revised 2009 guidance also assumes capital expenditures of $1.3 billion, versus $1.6 billion in prior guidance, with most of the reduction at Questar E&P.  Questar capital expenditures totaled $2.5 billion in 2008, including about $700 million associated with gas and oil property acquisitions.

The company’s guidance assumes hedges in place on the date of this release and excludes mark-to-market gains and losses on basis-only swaps and any net gains and losses on asset sales. These and other assumptions are summarized in the table below:

Guidance Assumptions

	2009	2009
	Current	Previous
Earnings per diluted share	$2.50-$2.70	$3.05-$3.25
Average diluted shares (millions)	177.3	177.3
Questar E&P capital spending (millions)	$841	$1,050
Questar E&P production – Bcfe	180-186	185-193
Pinedale well completions	93-95	93-95
NYMEX gas price per MMBtu(a)	$4.50-$5.50	$6.50-$7.50
NYMEX crude oil price per bbl(a)	$45.00-$55.00	$70.00-$80.00
NYMEX/Rockies basis differential per MMBtu(a)	$3.00-$1.50	$3.50-$2.00
NYMEX/Midcontinent basis differential per MMBtu(a)	$2.00-$1.00	$2.00-$1.00

(a)For 2009 unhedged volumes

•

Questar E&P has hedged about 72% of forecast natural gas and oil-equivalent production for 2009 with fixed-price swaps. Additionally, the company has hedged about 14% of forecast 2009 production with natural gas basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for 2009 would result in about an $0.08 change in earnings per diluted share.

•

The company also estimates that a $10.00 per barrel change in the average NYMEX price of oil for 2009 would result in about a $0.07 change in earnings per diluted share.

Questar E&P Grows Production 22% in 2008; Net Income Up 43%

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 171.4 Bcfe in 2008 compared to 140.2 Bcfe in 2007, a 22% increase. Higher realized natural gas, crude oil and NGL prices and growing production more than offset a 17% increase in average production costs. Increased production costs were driven by higher production taxes, interest expense and depreciation, depletion and amortization expense. Net mark-to-market losses on natural gas basis-only swaps decreased net income $49.7 million in 2008 compared to a $3.6 million gain in 2007. Sales of non-core assets increased net income $37.9 million in 2008 compared to a $0.4 million loss in 2007.

In the fourth quarter of 2008, Questar E&P net income decreased 27% to $47.9 million compared to $65.2 million a year earlier.  Net mark-to-market losses on natural gas basis-only swaps decreased fourth-quarter 2008 net income $54.3 million, offsetting the benefit of a 28% increase in production volumes and higher realized gas prices. Impairment expense increased $29.9 million in the quarter-to-quarter comparison as a result of higher total production costs combined with lower gas and oil prices.

Questar E&P – Production by Region

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2008	2007	Change	2008	2007	Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	15.6	12.4	26%	56.8	47.4	20%
Uinta Basin	7.2	6.7	7	26.9	25.4	6
Rockies Legacy	4.9	3.2	53	19.9	16.4	21
Subtotal – Rocky Mountains	27.7	22.3	24	103.6	89.2	16
Midcontinent	18.3	13.6	35	67.8	51.0	33
Total Questar E&P	46.0	35.9	28%	171.4	140.2	22%

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2008	2007	Change	2008	2007	Change

Realized natural gas price ($ per Mcf)	$7.70	$6.57	17%	$7.56	$6.45	17%
Natural gas hedging impact ($ per Mcf)	3.38	2.32		0.83	2.01

Realized oil and NGL price ($ per bbl)	$52.08	$60.66	(14)%	$72.96	$53.99	35%
Oil and NGL hedging impact ($ per bbl)	6.03	(13.40)		(9.78)	(5.66)

Net mark-to-market gains (losses) on natural gas basis-only swaps ($ millions)
Pre-tax	($86.7)	($8.5)		($79.2)	$5.7
After-tax	($54.3)	($5.3)		($49.7)	$3.6

Questar may enter into derivative transactions on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect cash flow and net income from a decline in commodity prices. The company uses natural gas basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 17% compared to 2007, due primarily to increased depreciation, depletion and amortization expense, production taxes and allocated interest expense.

Questar E&P – Production Costs

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	(per Mcfe)			(per Mcfe)
	2008	2007	Change	2008	2007	Change
Depreciation, depletion and amortization	$2.14	$1.80	19%	$1.93	$1.74	11%
Lease operating expense	0.76	0.64	19	0.73	0.63	16
General and administrative expense	0.30	0.37	(19)	0.33	0.40	(18)
Allocated interest expense	0.35	0.18	94	0.34	0.18	89
Production taxes	0.37	0.48	(23)	0.61	0.43	42
Production costs	$3.92	$3.47	13%	$3.94	$3.38	17%

•

Production volume-weighted average depreciation, depletion and amortization per Mcfe (the DD&A rate) increased due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment. The DD&A rate also increased due to the ongoing depletion of older, lower-cost reserves and the increasing component of Questar E&P production derived from recently acquired, higher-cost fields in the Midcontinent.

•

Lease operating expense per Mcfe increased due to higher costs of materials and consumables, increased produced-water disposal costs and increased well-workover activity.

•

General and administrative expense per Mcfe decreased as the result of increased production.

•

Allocated interest expense per unit of production increased primarily due to financing costs related to the first quarter 2008 acquisition of natural gas development properties in northwest Louisiana.

•

Production taxes per Mcfe increased in 2008 as the result of higher natural gas and oil sales prices. The company pays production taxes based on a percentage of sales prices, excluding the impact of hedges. Production taxes per Mcfe decreased in the fourth quarter compared to the 2007 quarter due to lower natural gas and oil sales prices.

Wexpro Net Income Up 25% in 2008

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for affiliate Questar Gas – benefited from a higher average investment base compared to the prior-year period. Wexpro investment base at December 31, 2008, was $410.6 million compared to $300.4 million a year ago, a 37% increase. In the fourth quarter of 2008, Wexpro net income was $18.5 million compared to $15.8 million for the prior year, a 17% increase, primarily due to a higher investment base.

Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Up 47% in 2008

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – grew net income 47% in 2008, driven by increased gathering and processing margins.  Gathering margin increased $49.8 million or 74%, and processing margin increased $22.7 million or 41%. Net processing revenues rose 36% to $88.4 million due to increased fee-based processing volumes and a greater frac-spread – the difference between the market value of the NGL extracted from the gas stream and the cost of the Btu-equivalent volume of natural gas required to replace the extracted liquids. Gas Management grew fee-based gas-processing volumes 59% in 2008 to 201.5 million MMBtu. Fee-based gas-processing revenues grew 57% compared to a year ago, while keep-whole processing margin increased 28% or $12.4 million. Approximately 76% of Gas Management net operating revenue (total revenue less processing plant-shrink) was derived from fee-based contracts compared to 74% in 2007. In the fourth quarter of 2008, Gas Management net income increased 14% to $16.8 million compared to $14.7 million in 2007, driven by higher gathering margins.

Questar Pipeline Net Income Up 29% in 2008

Questar Pipeline – which provides interstate natural gas transportation and storage services – grew net income 29% in 2008. Revenues increased $42.7 million or 21%, driven by higher transportation volumes related to system expansion projects placed into service in late 2007, and higher NGL prices.  NGL prices increased 43% and sales volumes increased 18% in the year over year comparison. Operating and maintenance expense increased $5.8 million due to additional operating costs for new transportation facilities. Operating, maintenance, general and administrative expenses totaled $0.10 per decatherm transported, down from $0.14 in the year earlier, the net result of a 53% increase in transportation volumes and a 7% increase in these expenses. 2008 net income was reduced by $1.9 million for asset impairments, offset by net gains on the sale of assets and other one-time items.

Questar Pipeline net income rose 19% to $14.0 million in the fourth quarter of 2008 compared to $11.8 million in the year-ago period, primarily due to system expansions placed in service late in 2007.

Questar Gas Net Income Up 7% in 2008

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported higher net income, driven by customer growth and an increase in Utah general rates effective August 2008, partially offset by higher expenses, primarily bad-debt expense, demand-side management costs and interest expense. Operating, maintenance, general and administrative expenses totaled $142 per customer in 2008, compared to $136 per customer in 2007.  At December 31, 2008, Questar Gas served 888,602 customers, up 14,995 or 1.7% from December 31, 2007.

Questar Gas net income was $20.4 million in the fourth quarter of 2008, 14% higher than the year-earlier period, primarily as a result of customer growth.

2008 Earnings Teleconference

Questar management will discuss 2008 results and the outlook for 2009 in a conference call with investors Thursday, February 12, beginning at 9:30 a.m. EST. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $8.5 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – February 11, 2009

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2009
First half	34.5	29.5	64.0	$7.24	$8.12	$7.65
Second half	35.0	30.0	65.0	7.24	8.12	7.65
12 months	69.5	59.5	129.0	7.24	8.12	7.65

2010
First half	11.7	26.2	37.9	$5.46	$8.09	$7.27
Second half	12.0	26.6	38.6	5.46	8.09	7.27
12 months	23.7	52.8	76.5	5.46	8.09	7.27

				Estimated
	Gas (Bcf) basis-only swaps			Average basis per Mcf vs. NYMEX
2009
First half	9.3	3.3	12.6	$2.94	$1.22	$2.49
Second half	9.4	3.4	12.8	2.94	1.22	2.49
12 months	18.7	6.7	25.4	2.94	1.22	2.49

2010
First half	25.2	6.6	31.8	$3.54	$0.95	$3.00
Second half	25.5	6.8	32.3	3.54	0.95	3.00
12 months	50.7	13.4	64.1	3.54	0.95	3.00

2011
First half	45.3	6.9	52.2	$2.29	$0.79	$2.09
Second half	46.1	6.9	53.0	2.29	0.79	2.09
12 months	91.4	13.8	105.2	2.29	0.79	2.09

				Estimated
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well

2009
First half	217	145	362	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.95
12 months	438	292	730	60.55	66.55	62.95

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended December 31,		12 Months Ended December 31,
	2008	2007	2008	2007
		Restated
	(in millions, except per share amounts)
REVENUES
Market Resources (1)	$507.6	$423.1	$2,297.2	$1,671.3
Questar Pipeline	41.9	33.7	173.7	127.7
Questar Gas	329.3	286.7	994.2	927.6
Total Revenues (1)	878.8	743.5	3,465.1	2,726.6

OPERATING EXPENSES
Cost of natural gas and other products sold
(excluding operating expenses shown separately) (1)	245.8	259.0	1,007.6	917.1
Operating and maintenance	97.6	76.7	374.0	298.6
General and administrative	43.1	46.5	159.7	165.4
Production and other taxes	27.2	22.8	164.9	101.0
Depreciation, depletion and amortization	142.5	95.7	494.4	369.1
Exploration	14.6	15.3	29.3	22.0
Abandonment and impairment	38.5	4.8	59.4	11.2
Total Operating Expenses (1)	609.3	520.8	2,289.3	1,884.4
Net gain (loss) from asset sales	2.3	(1.2)	64.7	(0.9)
Operating Income	271.8	221.5	1,240.5	841.3
Interest and other income	9.7	4.7	26.7	14.3
Minority interest	(2.1)		(9.0)
Income from unconsolidated affiliates	1.0	2.1	2.3	8.9
Net mark-to-market gain (loss) on basis-only swaps	(86.7)	(8.5)	(79.2)	5.7
Interest expense	(28.6)	(19.2)	(119.5)	(72.2)
Income Before Income Taxes	165.1	200.6	1,061.8	798.0
Income taxes	43.9	69.8	378.0	290.6
Net Income	$121.2	$130.8	$683.8	$507.4

EARNINGS PER COMMON SHARE
Basic	$0.70	$0.76	$3.96	$2.95
Diluted	0.69	0.74	3.88	2.88
Weighted-Average Common Shares Outstanding
Basic	173.0	172.3	172.8	172.0
Diluted	175.7	176.0	176.1	175.9
Dividends Per Common Share	$0.125	$0.1225	$0.4925	$0.485

(1) Disclosures with respect to operations by line of business have been restated to correct for errors related to intercompany elimination of natural gas and crude oil sales between Questar E&P and Energy Trading. The restatement did not impact net income, operating income, the Condensed Consolidated Balance Sheets or the Condensed Consolidated Statement of
Cash Flows.

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended December 31,		12 Months Ended December 31,
	2008	2007	2008	2007
		Restated
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$362.0	$254.0	$1,392.1	$956.0
Wexpro	2.3	4.2	31.1	21.6
Gas Management	56.8	51.5	265.9	189.3
Energy Trading and other (1)	86.5	113.4	608.1	504.4
Market Resources (1)	507.6	423.1	2,297.2	1,671.3
Questar Pipeline	41.9	33.7	173.7	127.7
Questar Gas	329.3	286.7	994.2	927.6
Total (1)	$878.8	$743.5	$3,465.1	$2,726.6

Revenues from Affiliated Companies
Wexpro	$56.5	$37.3	$209.9	$155.7
Gas Management	6.9	4.9	24.3	17.0
Energy Trading and other (1)	121.2	140.5	834.5	484.1
Market Resources (1)	184.6	182.7	1,068.7	656.8
Questar Pipeline	18.5	19.2	74.9	78.2
Questar Gas		0.5	6.1	4.9
Total (1)	$203.1	$202.4	$1,149.7	$739.9

Operating Income (Loss)
Questar E&P	$150.8	$115.6	$762.0	$472.6
Wexpro	28.0	23.0	111.3	89.3
Gas Management	25.9	22.8	139.4	84.6
Energy Trading and other	3.6	5.7	31.8	26.9
Market Resources	208.3	167.1	1,044.5	673.4
Questar Pipeline	25.2	21.6	112.9	91.0
Questar Gas	39.4	33.0	84.2	76.1
Corporate	(1.1)	(0.2)	(1.1)	0.8
Total	$271.8	$221.5	$1,240.5	$841.3

Net Income
Questar E&P	$47.9	$65.2	$408.0	$285.5
Wexpro	18.5	15.8	73.9	59.2
Gas Management	16.8	14.7	81.5	55.3
Energy Trading and other	3.3	4.8	22.1	20.8
Market Resources	86.5	100.5	585.5	420.8
Questar Pipeline	14.0	11.8	58.0	45.0
Questar Gas	20.4	17.9	40.2	37.4
Corporate	0.3	0.6	0.1	4.2
Total	$121.2	$130.8	$683.8	$507.4

(1) Disclosures with respect to operations by line of business have been restated to correct for errors related to intercompany elimination of natural gas and crude oil sales between Questar E&P and Energy Trading. The restatement did not impact net income, operating income, the Condensed Consolidated Balance Sheets or the Condensed Consolidated Statement of
Cash Flows.

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended December 31,		12 Months Ended December 31,
	2008	2007	2008	2007
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	40.9	30.9	151.9	121.9
Oil and natural gas liquids (MMbbl)	0.9	0.8	3.3	3.0
Total production (Bcfe)	46.0	35.9	171.4	140.2
Average daily production (MMcfe)	500.2	389.8	468.3	384.1
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$7.70	$6.57	$7.56	$6.45
Oil and NGL (per bbl)	$52.08	$60.66	$72.96	$53.99
Wexpro investment base at Dec. 31, net of
depreciation and deferred income taxes (millions)	$410.6	$300.4
Natural gas processing volumes
NGL sales (MMgal)	23.6	22.0	89.5	76.5
NGL sales price (per gal)	$0.64	$1.07	$1.18	$0.98
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	17.1	9.2	87.4	44.1
For affiliated customers	33.5	19.7	114.1	82.5
Total fee-based processing volumes	50.6	28.9	201.5	126.6
Fee-based processing (per MMBtu)	$0.16	$0.15	$0.14	$0.15
Natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	60.4	35.1	224.0	162.1
For affiliated customers	46.8	30.9	168.5	128.1
Total gathering	107.2	66.0	392.5	290.2
Gathering revenue (per MMBtu) (1)	$0.29	$0.36	$0.31	$0.32
Natural gas and oil marketing volumes (MMdthe)	49.2	51.2	195.2	201.4
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	153.2	100.6	608.1	352.3
For Questar Gas	32.5	32.1	120.9	113.8
For other affiliated customers	4.0	4.1	9.2	16.0
Total transportation	189.7	136.8	738.2	482.1
Transportation revenue (per dth)	$0.23	$0.25	$0.23	$0.26
Firm-daily transportation demand at Dec. 31, (including
White River Hub of 1,005 Mdth in 2008)	4,155	3,112
Natural gas processing
NGL sales (MMgal)	2.1	1.1	8.5	7.2
NGL sales price (per gal)	$0.83	$1.64	$1.70	$1.19
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	33.9	36.0	112.3	106.1
Industrial	0.4	0.5	1.7	1.6
Transportation for industrial customers	16.4	18.9	62.2	53.8
Total industrial	16.8	19.4	63.9	55.4
Total deliveries	50.7	55.4	176.2	161.5
Natural gas revenue (per dth)
Residential and commercial sales	$9.27	$7.65	$8.25	$8.26
Industrial	6.96	5.93	6.99	6.18
Transportation for industrial customers	$0.19	$0.16	$0.16	$0.18
Temperatures - colder (warmer) than normal	(2%)	5%	8%	2%
Temperature-adjusted usage per customer (dth)	36.0	37.6	109.9	110.8
Customers at Dec. 31, (thousands)	888.6	873.6
(1) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$23.9	$14.2
Accounts receivable, net	482.4	417.8
Fair value of derivative contracts	431.3	78.1
Inventories	192.4	115.0
Prepaid expenses and other	55.0	33.8
Total Current Assets	1,185.0	658.9
Property, Plant and Equipment	10,235.5	7,741.9
Accumulated depreciation, depletion and amortization	(3,096.8)	(2,643.3)
Net Property, Plant and Equipment	7,138.7	5,098.6
Investment in unconsolidated affiliates	68.4	52.8
Goodwill	70.0	70.7
Fair value of derivative contracts	106.3	7.8
Other noncurrent assets, net	68.0	55.4
Total Assets	$8,636.4	$5,944.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt	$231.1	$260.6
Accounts payable and accrued expenses	681.6	564.5
Fair value of derivative contracts	0.5	9.3
Purchased-gas adjustment	45.8	58.1
Deferred income taxes - current	130.6	4.9
Current portion of long-term debt	42.0	101.3
Total Current Liabilities	1,131.6	998.7
Long-term debt, less current portion	2,078.9	1,021.2
Deferred income taxes	1,334.1	942.4
Fair value of derivative contracts	69.0	22.1
Other long-term liabilities	575.3	381.9
Minority interest	29.5
Common Shareholders' Equity	3,418.0	2,577.9
Total Liabilities and Common Shareholders' Equity	$8,636.4	$5,944.2

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	12 Months Ended December 31,
	2008	2007
	(in millions)
OPERATING ACTIVITIES
Net income	$683.8	$507.4
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	502.1	375.8
Deferred income taxes	377.1	191.2
Share-based compensation	16.7	12.9
Abandonment and impairment	59.4	11.2
Dry exploratory well expense	9.7	12.3
Net (gain) loss from asset sales	(64.7)	0.9
Minority interest	9.0
(Income) from unconsolidated affiliates	(2.3)	(8.9)
Distributions from unconsolidated affiliates	0.5	10.4
Net mark-to-market (gain) loss on basis-only swaps	79.2	(5.7)
Other	(2.0)	(1.0)
Changes in operating assets and liabilities	(172.3)	34.5
Net Cash Provided From Operating Activities	1,496.2	1,141.0

INVESTING ACTIVITIES
Capital expenditures	(2,485.7)	(1,398.3)
Cash used in disposition of assets	(3.7)	(1.3)
Proceeds from disposition of assets	130.7	14.5
Net Cash Used In Investing Activities	(2,358.7)	(1,385.1)

FINANCING ACTIVITIES
Common stock	(8.2)	(4.3)
Long-term debt issued, net of issuance costs	1,741.7	100.0
Long-term debt repaid	(751.3)	(10.0)
Change in short-term debt	(29.5)	220.6
Distribution to minority interest	(9.3)
Excess tax benefits from share-based compensation	13.2	11.1
Dividends paid	(85.4)	(83.7)
Other	1.0
Net Cash Provided From Financing Activities	872.2	233.7

Change in cash and cash equivalents	9.7	(10.4)
Beginning cash and cash equivalents	14.2	24.6
Ending Cash and Cash Equivalents	$23.9	$14.2